Exhibit 1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Common Stock, $.001 par value per share of HealtheTech, Inc.

This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

EXECUTED this 9th day of April, 2004.

SHERBROOKE CAPITAL HEALTH AND WELLNESS, L.P.
By: Sherbrooke Capital Partners, L.L.C., its general partner
By: Sherbrooke Capital, L.L.C., its Manager

By:	/s/ John Giannuzzi
John Giannuzzi
Member

SHERBROOKE CAPITAL HEALTH AND WELLNESS ADVISORS FUND, L.P.
By: Sherbrooke Capital Partners, L.L.C., its general partner
By: Sherbrooke Capital, L.L.C., its Manager

By:	/s/ John Giannuzzi
John Giannuzzi
Member

SHERBROOKE CAPITAL PARTNERS, L.L.C.
By: Sherbrooke Capital, L.L.C., its Manager

By:	/s/ John Giannuzzi
John Giannuzzi
Member

SHERBROOKE CAPITAL, L.L.C.

By:	/s/ John Giannuzzi
John Giannuzzi
Member

SHERBROOKE CAPITAL, INC.

By:	/s/ John Giannuzzi
John Giannuzzi
Director

/s/ John Giannuzzi
John Giannuzzi

/s/ Joel L. Uchenick
Joel L. Uchenick

/s/ Robert A. Stringer, Jr.
Robert A. Stringer, Jr.